Exhibit 10.13

Recruitment Agency Agreement

Contract No.: [*]

Party A (Demand Party): [*]

Party B (Platform Party): [*]

Through friendly consultation, and based on the principles of equality, voluntary cooperation, and good faith, in order to clarify the rights and obligations of both parties, the following agreement is reached:

I. Intermediary Period

1.	Party B shall introduce employees to Party A, and the introduced employees shall be employed by Party A as formal employees, establish a labor relationship with Party A in accordance with the law, sign a labor contract, and provide labor according to Party A’s rules and regulations.

2.	The validity period of this agreement: from [DATE] to [DATE]d. During the validity period, Party B shall provide introduction fees and transportation subsidies as stipulated in this agreement for the formally employed employees introduced by Party B to Party A. If the agreement expires without renewal, the parties shall negotiate a new arrangement for newly introduced formal employees. If the introduction fees and transportation subsidies have not been paid in full during the validity period, they shall still be executed in accordance with the terms of this agreement.

II. Conditions for Formal Employees

The formal employees organized by Party B must meet the following conditions:

1.	In principle, the employee must be over 16 years old (those under 16 years old will not be hired);

2.	The employee must provide their true and valid ID card and bank card;

3.	Party B shall be responsible for the true identity of the introduced employees. No one shall use or impersonate another person’s ID card to be employed. Otherwise, Party B shall be liable.

III. Introduction Fees and Transportation Subsidies

If the personnel introduced by Party B are formally employed by Party A, Party A shall provide Party B with an introduction fee as follows:

1.	The introduction fee shall be calculated from the 7th day after the employee’s employment (no fee shall be charged for less than 7 days), and each batch shall be valid for 6 months. After the expiration of the 6-month period, Party A shall no longer pay Party B for the introduction fee for that batch.

2.	(1) Party A shall pay Party B an introduction fee per person per month in accordance with the standard of [*] Yuan/person/month.

(2) Party A shall pay Party B an introduction fee of [*] Yuan/hour per person according to the actual working hours.

3.	After the formal employee has been employed for 30 days, Party A shall provide Party B with transportation subsidies per person in accordance with the standard of [*] Yuan/person, which shall be paid to Party B by transfer. (Short-term employees who have not worked for a month due to personal reasons will not be given transportation subsidies);

4.	Party A shall transfer the formal employee management fee to Party B before the 25th of each month, and pay it to Party B’s collection account, which is as follows:

Account name: [*]

Bank: [*]

Account number: [*]

5.	If Party B changes the collection account information, it shall notify Party A in writing in advance. Otherwise, Party A shall pay to the account specified in this agreement, which shall be deemed to have fulfilled the payment obligation stipulated in this agreement, and Party B shall bear the corresponding responsibilities.

IV. Party B’s Responsibilities and Obligations

1.	Party B shall provide a valid and authentic business license and ensure that the license is within its valid period of operation.

2.	Party B shall provide a valid and authentic operating license and pass an annual review every year, submitting the annual review certification materials to Party A.

3.	Party B shall not withhold or retain the formal identification documents of employees, nor shall it charge any fees for introducing employees. Party B shall not force or coerce employees to take up employment.

4.	Party B is not an agent of Party A, and shall not make any promises or declarations to prospective employees in the name of Party A, which shall not be legally binding on Party A.

V. This agreement is made in duplicate, with each party holding one copy. It shall become effective from the date of signing. Matters not covered herein shall be resolved through consultation between the parties. If consultation fails, the case shall be submitted to the Dongguan Branch of the Guangzhou Arbitration Commission in China for arbitration.